Exhibit 23.1

                       [ARTHUR ANDERSEN LLP LETTERHEAD]


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of FDX Corporation of our reports dated July 8, 1998 included (or incorporated by reference) in FDX Corporation's Form 10-K for the year ended May 31, 1998, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP

Arthur Andersen LLP
Memphis, Tennessee
January 19, 1999